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                                   EXHIBIT 99


                              RITE AID CORPORATION

                       1990 OMNIBUS STOCK INCENTIVE PLAN



1.       PURPOSE OF THE PLAN.

  The purpose of this Plan is to foster and promote the long-term success of the Company and materially increase shareholder value by: (a) strengthening the Company's ability to develop, maintain and direct an outstanding management team, (b) motivating superior performance by means of long-term performance related incentives, (c) encouraging and providing for obtaining an ownership interest in the Company, (d) attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other major companies and (e) enabling executives and other key Employees to participate in the long-term growth and financial success of the Company.

These purposes may be achieved through the grant of options to purchase the Company's Common Stock, the grant of Restricted Stock Awards, the grant of Stock Appreciation Rights, and the grant of other Stock-Based Awards, as described below.

2.       DEFINITIONS.

  All capitalized terms used herein, unless otherwise defined, shall have the following meaning:

(a) "Board" means the Board of Directors of Rite Aid Corporation or the Executive Committee thereof.

(b) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.





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(c)      "Committee" means the Compensation Committee of the Board, or other committee the Board may subsequently appoint to administer the Plan, as herein, defined. The Committee shall be composed entirely of members of the Board who meet the requirements of Section 4(a) hereof.

(d) "Common Stock" means the common stock of Rite Aid Corporation having a par value of $1.00 per share.

(e) "Company" means Rite Aid Corporation, a Delaware corporation and any present or future domestic or foreign corporation in which more than 50% of the voting securities are owned directly or indirectly by Rite Aid Corporation.

(f)      "Employee" means any employee of the Company.

(g) "Fair Market Value" means the average of the high and low price of Common Stock as quoted on the composite tape of the New York Stock Exchange and published in The Wall Street Journal with respect to the date on which the fair market value is to be determined, or if there is no trading of Common Stock on such date, such price on the next date on which there is trading in such shares.

(h) "Incentive Award" means a Stock Option, Stock Appreciation Right, Restricted Stock Award or Stock Based Award granted under the Plan.

(i) "Incentive Stock Option" means a Stock Option that is intended to meet the requirements of Section 422A of the Code and regulations thereunder.

(j) "Non-Qualified Stock Option" means a Stock Option other than an Incentive Stock Option.





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(k)      "Participant" means any key Employee selected to receive an Incentive
Award under the Plan.

(l) "Plan" means the Rite Aid Corporation 1990 Omnibus Stock Incentive Plan as set forth herein, as it may be amended from time to time.

(m) "Restricted Stock Award" means an award of shares of Common Stock that is subject to the restrictions set forth under Section 8.

(n) "Stock Appreciation Right" means the right to receive an amount up to the excess of the Fair Market Value of a share of Common Stock (as determined on the date of exercise), over (i) if the Stock Appreciation Right is not related to a Stock Option, the purchase price of a share of Common Stock on the date the Stock Appreciation Right was granted, or (ii) if the Stock Appreciation Right is related to a Stock Option, the purchase price of a share of Common Stock specified in the related Stock Option, and pursuant to such further terms and conditions as are provided under Section 7.

(o)      "Stock-Based Award" means any award granted under Section 9.

(p)      "Stock Option" means a right to purchase Common Stock.

3.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 3(c) and Section 10 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Incentive Awards under the Plan will not exceed 7,000,00 shares.

(b) The Common Stock to be delivered under the Plan will be made available, at the discretion of the





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Board or the Committee, either from authorized but unissued shares, treasury shares or shares to be purchased or acquired by the Company.

(c) If any Incentive Award shall expire or terminate for any reason, without being exercised or paid, shares of Common Stock subject to such Incentive Award shall again be available for grant in connection with subsequent Incentive Awards. Shares as to which a Stock Option has been surrendered in connection with the exercise of a related Stock Appreciation Rights or with respect to Stock Based Awards for which other consideration in lieu of shares has been paid, will not be available for grant in connection with subsequent Incentive Awards.

4.       ADMINISTRATION OF THE PLAN.

(a) The Plan will be administered by the Committee, which will consist of three or more members of the Board of Directors who are disinterested persons as defined under rules promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions described in the Plan. Each Incentive Award will be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine. The Committee also has the authority to interpret the Plan, to determine the terms and provisions of the respective Incentive Award agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee will be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.





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(c)      No member of the Board o the Committee and no Employee will be liable for any action taken, or determination or omission made, in good faith by the Board, the Committee or any Employee with respect to the Plan or any Incentive Award granted under it.

5.       PARTICIPATION.

(a) The Committee shall from time to time designate those key Employees, if any, to be granted Incentive Awards under the Plan, the type of awards granted, the number of shares, options, rights or units, as the case may be, which shall be granted to each such Employee, and any other terms or conditions relating to the awards as it may deem appropriate, consistent with the provisions of the Plan. An individual who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards.

(b) No person will be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Stock Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of the Fair Market Value on the date of the grant and the Incentive Stock Option by its terms is not exercisable after the expiration of the five years from the date of grant.

(c) In no event may any member of the Board who is not an Employee be granted an Incentive Award under the Plan.

(d) Only full-time key Employees will be eligible to receive incentive Awards under the Plan.

(e) Except as otherwise provided herein or determined by the Committee, no Incentive Award may be exercised and no amount or property under any Incentive Award shall be paid unless the Participant is at such





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time in full-time employ of the Company, and shall have been continuously so employed by the Company since the date of the Incentive Award was awarded. A leave of absence, unless otherwise determined by the Committee, shall not constitute a cessation of full-time employment when the Participant is on military, sick leave or other bona fide leave of absence (such as temporary Government employment) if such period of leave does not exceed ninety days, or such longer period so long as the right to reemployment of the individual with the Company is guaranteed either by statute or by contract or is otherwise approved by the Committee.

(f) The rights under an Incentive Award which have accrued in accordance with the provisions of this Plan, may be exercised in whole or in part at the time of such accruals or at any time thereafter until the expiration of such rights.

(g) The maximum number of shares of Common Stock with respect to which Stock Options, Stock Appreciation Rights, Restricted Awards, Stock-Based Awards and/or any other Incentive Awards may, in the aggregate, be granted under the Plan to any Employee during any calendar year is 300,000 shares.

6.       TERMS AND CONDITIONS OF STOCK OPTIONS.

(a) The purchase price of Common Stock under each Stock Option will be determined by the Committee, but may not be less then the Fair Market Value of the Common Stock on the date of grant.

(b) Stock Options may be exercised as determined by the Committee but in no event after ten years from the date of grant.

(c) To purchase shares under any Stock Option granted under this Plan, Participants must give notice in writing to the Company of their intention to purchase and specify the number of shares as to which they intend to exercise their option. Upon the date or dates specified for the completion of the purchase of the shares, the purchase price will be payable in full in cash or its equivalent acceptable to the Company. To the





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extent provided by the Stock Option, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock or a combination of cash and such shares equal in value to the exercise price. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

(d) Notwithstanding any other provision of the Plan, Participants who dispose of shares of Common Stock acquired on the exercise of an incentive Stock Option by sale or exchange either (i) within two years after the date of the grant of the Stock Option under which the stock was acquired or (ii) within one year after the transfer of such shares to them pursuant to exercise shall notify the Company of such disposition and of the amount realized and their adjusted basis in such shares.

(e) No fractional shares will be issued pursuant to the exercise of a Stock Option; payment for fractional shares will be made in cash.

7.       TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) A Stock Appreciation Right may be granted in connection with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option, or may be granted unrelated to a Stock Option.

(b) A Stock Appreciate Right related to a Stock Option shall required the holder, upon exercise, to surrender such Stock Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 7(e). Such Stock Option will, to the extent surrendered, then cease to be exercisable.

(c) In the case of Stock Appreciation Rights granted in relation to Stock Options, if the Stock





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Appreciation Right covers as many shares as the related Stock Option, the exercise of a related Stock Option shall cause the number of shares covered by the Stock Appreciation Right to be reduced by the number of shares with respect to which the related Stock Option is exercised. If the Stock Appreciation Right covers fewer shares than the related Stock Option, when a portion of the related Stock Option is exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only to the extent necessary so that the number of remaining shares subject to the Stock Appreciation Right is not more than the remaining shares subject to the Stock Option.

(d) Subject to Section 7(j) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with a Stock Option will be exercisable at such time or times, and only to the extent that a related Stock Option is exercisable, and will not be transferable except to the extent that such related Stock Option may be transferable.

(e) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a shares of Common Stock on the date of exercise of such Stock Appreciation Right, by

(ii) The number of shares as to which such Stock Appreciation Rights will have been exercised.


(f) A Stock Appreciation Right granted without relationship to a Stock Option will be exercisable as determined by the Committee but in no event after ten years from the date of grant.





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(g)      A Stock Appreciation Right granted without relationship to a Stock
Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(i) The difference obtained by subtracting the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

(ii) the number of shares as to which such Stock Appreciation Rights will have been exercised.

(h) Notwithstanding subsections (e) and (g) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted on the instrument evidencing the Participant's Stock Appreciation Right granted hereunder.

(i) Payment of the amount determined under subsections (e) and (g) above may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that full payment will be made in shares of Common Stock, and the amount payable results in a fractional shares, payment for the fractional share will be made in cash.

(j) So long as required by the federal securities laws, no Stock Appreciation Right granted to an Employee subject to Section 16 of the Exchange Act may be exercised less than six months after the date of grant except in the event death or disability of such Employee occurs before the expiration of the six-month period; and, except as otherwise permitted under Rule 16b-3(e)(iii) of the Exchange Act or a successor provision, any exercise of a Stock Appreciation Right for cash will be made only during the period beginning on the third business day following the date of release for publication of the Company's regular or quarterly or annual summary statement of revenues and income (assuming such financial data appears on a wire service,





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in a financial news service, or in a newspaper of general circulation, or is otherwise made publicly available) and ending on the twelfth business day following such date.

(k) The Committee may impose such additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem necessary or desirable to secure for holders of Stock Appreciation Rights the benefits of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, or any successor provision in effect at the time of grant or exercise of a Stock Appreciation Right or as it may otherwise deem advisable.

8.       RESTRICTED STOCK AWARDS.

(a) Grants of Awards. Restricted Stock Awards may be granted under the Plan in such forms and on such terms and conditions as the Committee may from time to time approve. Such Restricted Stock Awards shall be awarded for no cash or such cash as shall be required to comply with applicable laws. Restricted Stocks Awards may be granted alone, in addition to or in tandem with other incentive Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of shares of Restricted Stock to be awarded to a Participant and the Committee may impose different terms and conditions on any particular Restricted Stock Award made to any Participant. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award. The stock certificate evidencing such shares shall be held in custody by the Company or its designee, as escrow holder, until the restrictions thereon shall have lapsed.

(b) Restriction Period. At the time of a Restricted Stock Award the Committee shall establish, for all shares which are then being awarded to a Participant or for each portion of the total shares, a period of time commencing with the date of the award, which shall be known a the "Restriction Period". A Participant may





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elect, subject to the approval of the Committee, to extend the Restriction
Period applicable to all or any portion of shares of the Company's Common Stock awarded the Participant pursuant to this Plan by notifying the Committee, in accordance with the rules and procedures established by the Committee, of (i) the Participant's election to extend the Restriction Period, (ii) the Restricted Stock Award or portion thereof to which the extension would apply and (iii) t he period of time for the extension which shall in no event be less than two years. A Participant may exercise the aforesaid election only once with respect to each Restricted Stock Award. During any such extension of a Restriction Period, the Participant and the shares to which such extension applies shall continue to be subject to all provisions of this Plan.

During the Restriction Period, the shares of the Company's Common Stock awarded pursuant to this Section 8 shall be known as "Restricted Stock". The Restricted Stock awarded hereunder may not be sold, exchanged, transferred, pledged or otherwise encumbered or disposed of other than to the Company during the Restriction Period.

(c) Early Termination of Restrictions. If a Participant dies, retires under the terms of any Company retirement program or contract establishing retirement provisions or conditions, or in the opinion of the Committee, suffers a permanent disability, or if any other circumstance occurs which in the opinion of the Committee, suffers a permanent disability, or if any other circumstance occurs which in the opinion of the Committee warrants expiration of the restrictions, the restrictions on any shares previously awarded to him or her shall immediately expire, except that restrictions, if any, under the Securities Act of 1933, as amended (the "Securities Act"), shall remain in full force and effect. If, prior to the termination of the Restriction Period, a Participant ceases to be employed by the Company for any reason other than those described above, then unless otherwise determined by the Committee, all Restricted Stock transferred to such Participant pursuant to this Plan shall be forfeited and shall revert to the Company.

(d) Rights as a Shareholder. A Participant shall have, with respect to the shares of Common Stock issued





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under a Restricted Stock Award, all of the rights of a shareholder of the
Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Award and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Award with respect to which such dividends are issued.

9.       STOCK-BASED AWARDS.

The Committee may grant awards of shares, share units, or cash payments valued with reference to the Fair Market Value of Common Stock, including (without limitation) performance shares, performance share units and tax-offset payments, either alone or in addition to or in tandem with other Incentive Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have complete discretion to determine the terms and conditions applicable to such awards. Such terms and conditions may require, among other things, continued employment and/or attainment of specified performance objectives.
The Committee shall determine whether awards granted under this Section 9 shall be settled in cash, Common Stock or a combination of cash and Common Stock.

10.      ADJUSTMENT PROVISIONS.

(a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, or other similar corporate transactions or events affecting the Common Stock, an appropriate and proportionate adjustment in order to preserve the benefits or potential benefits





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intended to be made available to the Participants may be made in the discretion of the Committee in any or all of the following: (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the then-outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards. Alternatively, such distribution may be made by a payment in cash to a Participant.

(b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all of the property or stock of the Company to another corporation, or upon the occurrence of any event described in
Section 10(a), the securities, cash and other property which an Employee would be entitled by reason of such transaction to receive with respect to Restricted Stock then subject to any restrictions under the Plan shall be deposited with the Company or its designee, and the securities, cash an other property so deposited shall, except as the Committee may have otherwise determined, be held subject to the same restrictions, terms and conditions under the Plan as shall have been applicable to such shares on the effective date of such transaction.

(c) Adjustments under Section 10(a) may be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interests will be issued under the Plan on account of any such adjustments.


11.      GENERAL PROVISIONS.

(a) No Right to Continued Employment. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any Participant at any time for any reason.





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(b)      Compliance with Applicable Laws.  No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(c) No Rights to Shares Prior to Issuance or Transfer. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant, beneficiary or other person including any shares of Restricted Stock which have been issued but are being held in custody until the expiration of the Restriction Period.

(d) Tax Withholdings. The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold, including withholding cash compensation, in connection with any Incentive Award or may take such other action which in the opinion of the Company is necessary to satisfy all its obligations. The Company may require the Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to the Participant.

The Committee may provide that, if and to the extent withholding of any federal, state or local tax is required in connection with the exercise of an option, the optionee may elect, at such time and in such manner as the Committee shall prescribe, to have the Company hold back from the shares to be delivered, stock having a value calculated to satisfy such withholding obligations. Notwithstanding the foregoing, in the case of an optionee subject to the reporting requirements of Section 16(a) of the Exchange Act, no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3(e) or any successor Rule





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under the Exchange Act.

(e) Transferability and/or Encumbrance. Except under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, no Incentive Award and no right under the Plan, contingent or otherwise, other than Restricted Stock on which restrictions have lapsed, will be (i) transferable by a Participant except by will or by the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative, or (ii) subject to any encumbrance, pledge or charge of any nature. Notwithstanding the foregoing, an Incentive Award may be transferred pursuant to the provisions of a "qualified domestic relations order," within the meaning of the Code, and an Incentive Award (other than an Incentive Stock Option) and/or any right under the Plan associated therewith may be transferred by a Participant to an immediate family member of the Participant. For purposes of this Plan, an "immediate family member" shall mean the spouse, ancestors or lineal descendants of the Participant or a trust for the benefit of one or more of the foregoing.

(f) Death of Participant. In the event of the death of a Participant, his or her option or other right granted pursuant to an Incentive Award shall be exercisable any time prior to the expiration of the option or exercise period or prior to the expiration of one year after the date of such Participant's death, whichever occurs first, by the executors or administrators of the Participant or by the person or persons to whom such Participant's rights shall pass by such Participant's will, or by the laws of descent and distribution of the state of his or her domicile at the time of death. Such exercise after the death of a Participant shall be allowed only if, and to the extent that, such Participant was otherwise entitled under this Plan to exercise the option at the date of his or her death. To the extent that an option or other right to an Incentive Award shall not have been exercised within the limited period provided in this paragraph, all further rights to such Incentive Award shall cease and terminate at the expiration of such period.

(g) Termination of Employment. In the event of the termination of a Participant's employment other than





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by reason of his or her death or for cause, all rights of the Participant to exercise his or her option or other Incentive Award which he or she was entitled to exercise at the time of termination shall continue for 90 days after termination or such other period as may be determined by the Committee. Unless the Committee in its discretion shall determine otherwise, any option which has not yet become exercisable in whole or in part at the time of termination, will no longer be exercisable after such termination of employment. If the Participant dies within said period without having fully exercised his or her options or other rights granted pursuant to this Plan, then the executors or administrators of the Participant or the person or persons to whom such Participant's rights under the option shall pass by will, or by the laws of descent and distribution of the state of his or her domicile at the time of death, shall have the right to exercise such option or other rights during the remainder of said period.

(h) Effect of Death or Termination on Holder of Restricted Stock. Notwithstanding anything in Section 11(f) or (g) to the contrary, the effect of death or termination of employment on the grantee of Restricted Stock shall be determined in accordance with Section 8(c).

(i) Investment Representations and Restrictive Legends. If the Committee in its sole discretion determines that such procedure is or may be desirable, it may require the Participant, on any exercise or payment of an Incentive Award, or any portion thereof, and as a condition to the Company's obligation to deliver to the Participant certificates representing shares of Common Stock, to execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that his or her purchase or receipt of shares of Common Stock, is for his or her own account for investment and not with a view to resale or distribution thereof and that any subsequent sale or offer for sale of any of such shares shall be made pursuant to either (A) a registration statement on an appropriate form under the Securities Act, which has become effective and is current with respect to the shares being offered and sold or (B) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, before any sale or offer for sale of such shares, obtain a favorable written opinion from counsel for or





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approved by the Company as to the availability of such exemption.  The Company may endorse an appropriate legend referring to the foregoing restrictions or other restrictions which may be applied under the Plan on the certificate or certificates representing any shares of Common Stock issued or transferred to a Participant under any Incentive Award granted under the Plan.

(j) Consents or Approvals. If at any time the Board or the Committee shall in its discretion determine that the listing, registration or qualification of the shares of Common Stock covered by the Plan on any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the sale or transfer of shares of Common Stock under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained or otherwise provided for, free of any conditions not acceptable to the Board or the Committee.


12.      AMENDMENT AND TERMINATION OF PLAN; AMENDMENT OF INCENTIVE AWARDS.

(a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the shareholders of the Company:

(i) Materially modify the requirements as to eligibility for participation in the Plan;

(ii) Materially increase the benefits accruing to Participants under the Plan;

(iii) Increase the number of shares of Common Stock subject to the Plan, except as permitted in Section 10;

(iv) Permit the granting of Stock Options, Stock Appreciation Rights or Stock-Based Awards under this Plan at an option price less than or based on less than 100% of the Fair Market Value of the shares at the time the award is granted;

(v) Permit exercise of a Stock Option or Stock-Based Award unless full payment for the shares as to which the option or right is exercised is made at the time of purchase;

Provided, however, that notwithstanding anything to the contrary contained herein or in any Stock Option agreement entered into pursuant hereto relating to an Incentive Stock Option, this Plan and any such Stock Option agreement shall be subject to amendment by action of the Board of Directors to the extent necessary to comply with any applicable requirements of the Code relating to favorable tax treatment of Incentive Stock Options.

(b) The Committee may refrain from designating any Participants or may refrain from making any Incentive Awards, but such action shall not be deemed a termination of the Plan. No Employee shall have any claim or right to be granted Incentive Awards under the Plan.


13.      GOVERNING LAW.

The Plan and all rights hereunder shall be construed and governed by the internal laws of the State of Delaware.


14.      EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

The Plan will become effective upon approval by the shareholders of Rite Aid Corporation. The Plan will





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
terminate, unless sooner terminated under Section 12, on July 9, 2000 or the day before the tenth anniversary of the day on which the Plan is adopted by the shareholders, whichever date is later.





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